Exhibit 99.1

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE	Date: October 23, 2006
From: Thomas W. Crawford
Chief Executive Officer

Crawford Reports Third Quarter 2006 Results
Revenues Grow Nearly 7% and Net Income More than Triples over Prior Year
Crawford & Company (NYSE: CRDA and CRDB), the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2006.
Third quarter 2006 revenues before reimbursements totaled $197.1 million compared with $184.7 million in the 2005 third quarter. Third quarter 2006 net income was $6.2 million compared to $1.9 million for the 2005 third quarter. Third quarter 2006 earnings per share were $0.13 per share compared to $0.04 in the prior-year quarter. Net income in the 2006 third quarter included a gain on disposal of assets of $2.0 million, net of related income taxes, or $0.04 per share, resulting from the sale of the Company’s investigative services units.
Revenues before reimbursements, by market type, for the Company’s operating segments for the quarter ended September 30, 2006 and 2005 were as follows (in 000s):

	Quarter ended
	September 30,	September 30,
Market Type	2006	2005	% Change
Insurance companies	$52,118	$50,291	3.6%
Self-insured entities	35,699	37,562	(5.0)%
Legal settlement administration	34,363	26,629	29.0%

U.S. Segment	122,180	114,482	6.7%
International Segment	74,877	70,238	6.6%

Total revenues before reimbursements	$197,057	$184,720	6.7%

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
U.S. revenues before reimbursements were $122.2 million in the third quarter of 2006 compared with $114.5 million in the 2005 third quarter. Revenues from the insurance company market were $52.1 million in the 2006 third quarter compared with $50.3 million in the 2005 period. This increase includes an $800,000 improvement in revenues generated by the Company’s U.S. catastrophe adjusters, which grew from $4.5 million in the 2005 third quarter to $5.3 million in the 2006 period. Revenues from self-insured clients were $35.7 million in the 2006 third quarter compared with $37.6 million in the 2005 quarter, declining primarily due to a reduction in claim referrals from the Company’s existing clients, only partially offset by net new business gains. Legal settlement administration revenues were $34.4 million for the 2006 third quarter, compared with $26.6 million in the comparable year-ago quarter. The Company’s legal settlement administration unit revenues are project-based and can fluctuate significantly. However, this unit continues to enjoy a strong backlog of projects awarded, totaling approximately $43.3 million at quarter end.
Third quarter 2006 international revenues grew to $74.9 million from $70.2 million for the same period in 2005. This growth is due to increased case referrals in the Company’s United Kingdom, Asia-Pacific and Latin America regions. Compared to the 2005 third quarter, the U.S. dollar weakened against the British pound and the euro during the current quarter, resulting in a 1.1% net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $74.1 million in the 2006 third quarter, reflecting growth in revenues on a constant dollar basis of 5.5%. International operating expenses increased by $3.8 million in U.S. dollars, a 5.7% increase, and by 3.2 % on a constant dollar basis.
Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, “Our U.S. operations continued to benefit from the strong performance of our legal settlement administration unit and the on-going improvement in our core U.S. property and casualty unit, both of which helped lead to the third straight quarter of earnings growth over the prior-year period. Revenues produced by our catastrophe adjusters in the quarter grew slightly, as there was a lack of significant catastrophic claims referred to us in the 2006 third quarter. Overall, our U.S. operating margin improved by 2.1% in the quarter, from 1.1% in the 2005 period to 3.2% in the quarter ended September 30, 2006. We are still turning around our Crawford Integrated Services unit, which serves the self-insured marketplace in the U.S. However, we believe this turnaround will be greatly accelerated with our upcoming acquisition of Broadspire Services, Inc. and we are very enthusiastic about our long-term prospects in this important market.”
“During the third quarter we completed a global strategic alliance with MJM Investigations, Inc., a leader in insurance fraud mitigation and investigation services. As part of this transaction, Crawford sold the operating assets of our investigation services unit to MJM for $3.0 million in cash at closing and a note receivable of $2.0 million due in two installments through 2013. We recognized a pretax gain of $3.1 million from this transaction in the 2006 third quarter. MJM will now be our preferred provider of

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
surveillance and fire and forensic investigations worldwide, allowing us to provide these services to our global client base through a proven market leader. Under the terms of our strategic alliance with MJM, we will receive a network administration fee for each case sent to MJM.”
“Operating earnings in our international segment improved nearly 27%, to $3.8 million, reflecting an improvement in our operating margin from 4.3% in the 2005 third quarter to 5.1% in the 2006 quarter. This growth reflects increased case referrals in our United Kingdom operations resulting from claims management agreements entered into during 2005 and 2006. In addition, catastrophic claims handled by our Australian operations helped contribute to our margin improvement during the current quarter. For the remainder of 2006, we continue to expect growth and margin improvement in our international division.”
Total revenues before reimbursements for the nine months ended September 30, 2006 were $591.3 million compared with $555.1 million in 2005. Net income for the 2006 nine-month period totaled $16.3 million, or $0.33 per share, compared with $6.9 million, or $0.14 per share, reported in the prior year.
U.S. revenues before reimbursements for the 2006 nine-month period were $372.0 million compared with $341.4 million in 2005. International revenues before reimbursements were $219.3 million in the 2006 year-to-date period compared with $213.7 million during 2005. As compared to the 2005 year-to-date period, during the 2006 period, the U.S. dollar has strengthened against the British pound and the euro, resulting in a net exchange rate decline for the 2006 period. Excluding the negative effect of exchange rate fluctuations, international revenues would have been $222.1 million in the current year-to-date period, reflecting growth in revenues on a constant dollar basis of 3.9%. International operating expenses increased by $6.9 million in U.S. dollars, a 3.4% increase, and by 4.7 % on a constant dollar basis.
Mr. Crawford continued, “Our operating cash flows for the 2006 nine-month period reflect an improvement of $20.3 million as compared to the prior-year period. Overall, our consolidated cash position as of September 30, 2006 continues to be strong, totaling $68.8 million, up $32.6 million from the $36.2 million reported at September 30, 2005.”
“Our company has a 38 year history of paying dividends and both management and the Board remain committed to this policy and practice. However, our recently announced pending acquisition of Broadspire Services, Inc. will require us to incur new borrowings in order to finance the transaction. As a result of these borrowings and the operating requirements and financial restrictions applicable under our proposed new credit agreement, we are required at this time to suspend the payment of a dividend. We believe the acquisition of Broadspire will produce earnings and cash flows that will enable us to resume a quarterly dividend payment within a reasonable period,” Mr. Crawford concluded.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
Mr. Jesse C. Crawford, chairman of the board of Crawford & Company, stated, “The board of directors is very excited about the opportunities afforded by the Broadspire acquisition and believes it is in the best long-term interest of our shareholders. We remain committed to paying a dividend and we plan to resume the payment of a dividend as soon as practical, which could come as early as the end of 2007.”
Crawford & Company updated its previously disclosed guidance for fiscal 2006 (including the operating results anticipated from the pending Broadspire acquisition) to the following amounts:
–	Revenues before reimbursements between $515 million and $525 million in U.S. operations and operating earnings between $17 million and $18 million.

–	Revenues before reimbursements between $300 million and $305 million in international operations and operating earnings between $15 million and $16 million.

–	Severance and lease termination expenses in the Company’s existing operation related to the pending Broadspire acquisition between $2.8 million and $3.4 million.

–	After reflecting the gain on disposal of assets of $3.1 million, stock option expense of $1.2 million, net corporate interest expense between $5.7 million and $5.9 million and income taxes between $8.6 million and $9.4 million, net income between $16.0 million and $18.0 million, or $0.32 to $0.36 per share.
Crawford & Company’s management will host a conference call on Monday, October 23, 2006 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through October 30, 2006. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 9063122. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.
Further information regarding the Company’s financial position, operating results, and cash flows for the quarter and year-to-date period ended September 30, 2006 is shown on the attached statements. Operating earnings (a non-GAAP financial measure) is one of the key performance measures used by the Company’s senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Net corporate interest expense, stock option expense and income taxes are recurring components of our net income, but they are not considered part of our operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to our operating units, and income taxes are based on statutory rates in effect in each of the locations where we provide services and vary throughout the world. None of these costs relates directly to the performance of our services and are therefore excluded in order to accurately assess the results of our segment operating activities on a consistent basis. Gains and losses related to nonrecurring events are not considered part of our operating earnings since they historically

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
have not impacted our performance and are not expected to impact our performance within the next two years. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

	Quarter ended				Nine months ended
	September	%	September	%	September	%	September	%
	30, 2006	Margin	30, 2005	Margin	30, 2006	Margin	30, 2005	Margin
U.S. operating earnings	$3,864	3.2%	$1,236	1.1%	$16,800	4.5%	$4,882	1.4%
International operating earnings	3,825	5.1	3,019	4.3	8,724	4.0	10,060	4.7
Add gain on disposal of assets	3,069	1.6	—	—	3,069	0.5	—	—
Deduct:
Stock option expense	(248)	(0.1)	—	—	(865)	(0.1)	—	—
Net corporate interest	(839)	(0.4)	(1,334)	(0.7)	(2,431)	(0.4)	(4,216)	(0.8)
Income taxes	(3,423)	(1.7)	(1,034)	(0.6)	(8,988)	(1.5)	(3,797)	(0.7)

Net income	$6,248	3.2%	$1,887	1.0%	$16,309	2.8%	$6,929	1.2%

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers’ compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties including statements regarding our pending acquisition of Broadspire Services, the timing of the closing, the integration, the results of the acquisition and our ability to pay dividends. Crawford & Company faces risks associated with the acquisition, including, but not limited to, risks that the transaction may close more slowly than expected or not at all, that the integration of Broadspire Services into the Company’s operations may not be successful or may be more expensive than anticipated and that the anticipated results of the combined company following the acquisition may not meet expectations. The results achieved in the quarter ended September 30, 2006 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding other factors which could affect the Company’s financial performance, see the Company’s Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, in particular the information under the headings “Business,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company’s actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 847-4407.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts)

Nine Months Ended September 30	2006	2005	% Change
Revenues:

Revenues Before Reimbursements	$591,266	$555,056	7%
Reimbursements	62,506	57,588	9%

Total Revenues	653,772	612,644	7%

Costs and Expenses:

Cost of Services Before Reimbursements	460,528	438,538	5%
Reimbursements	62,506	57,588	9%

Cost of Services	523,034	496,126	5%

Selling, General, and Administrative	106,079	101,576	4%
Gain on Disposal of Assets (1)	(3,069)	—	nm
Corporate Interest Expense, Net	2,431	4,216	-42%

Total Costs and Expenses	628,475	601,918	4%

Income Before Income Taxes	25,297	10,726	136%
Income Taxes	8,988	3,797	137%

Net Income	$16,309	$6,929	135%

Earnings Per Share — Basic and Diluted	$0.33	$0.14	136%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	49,225	48,911

Diluted Earnings Per Share	49,383	49,416

Cash Dividends Per Share:
Class A Common Stock	$0.18	$0.18
Class B Common Stock	$0.18	$0.18

nm = not meaningful

(1)	Related to the sale of the Company’s investigations unit.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts)

Quarter Ended September 30	2006	2005	% Change
Revenues:

Revenues Before Reimbursements	$197,057	$184,720	7%
Reimbursements	25,276	21,500	18%

Total Revenues	222,333	206,220	8%

Costs and Expenses:

Cost of Services Before Reimbursements	155,569	146,284	6%
Reimbursements	25,276	21,500	18%

Cost of Services	180,845	167,784	8%

Selling, General, and Administrative	34,047	34,181	0%
Gain on Disposal of Assets (1)	(3,069)	—	nm
Corporate Interest Expense, Net	839	1,334	-37%

Total Costs and Expenses	212,662	203,299	5%

Income Before Income Taxes	9,671	2,921	231%
Income Taxes	3,423	1,034	231%

Net Income	$6,248	$1,887	231%

Earnings Per Share — Basic and Diluted	$0.13	$0.04	225%

Average Numbers of Shares Used to Compute:
Basic Earnings Per Share	49,392	48,978

Diluted Earnings Per Share	49,566	49,462

Cash Dividends Per Share:
Class A Common Stock	$0.06	$0.06
Class B Common Stock	$0.06	$0.06

nm = not meaningful

(1)	Related to the sale of the Company’s investigations unit.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Nine Months Ended September 30
Unaudited
(In Thousands, Except Percentages)

	U.S.		%	International		%
	2006	2005	Change	2006	2005	Change

Revenues Before Reimbursements	$372,029	$341,343	9.0%	$219,237	$213,713	2.6%

Compensation & Benefits	236,559	218,868	8.1%	154,990	149,014	4.0%
% of Revenues	63.6%	64.1%		70.7%	69.7%

Expenses Other than Reimbursements, Compensation & Benefits	118,670	117,593	0.9%	55,523	54,639	1.6%
% of Revenues	31.9%	34.5%		25.3%	25.6%

Total Operating Expenses	355,229	336,461	5.6%	210,513	203,653	3.4%

Operating Earnings (1)	$16,800	$4,882	244.1%	$8,724	$10,060	-13.3%
% of Revenues	4.5%	1.4%		4.0%	4.7%

Quarter Ended September 30
Unaudited
(In Thousands, Except Percentages)

	U.S.		%	International		%
	2006	2005	Change	2006	2005	Change

Revenues Before Reimbursements	$122,180	$114,482	6.7%	$74,877	$70,238	6.6%

Compensation & Benefits	79,344	72,552	9.4%	52,593	48,547	8.3%
% of Revenues	64.9%	63.4%		70.2%	69.1%

Expenses Other than Reimbursements, Compensation & Benefits	38,972	40,694	-4.2%	18,459	18,672	-1.1%
% of Revenues	31.9%	35.5%		24.7%	26.6%

Total Operating Expenses	118,316	113,246	4.5%	71,052	67,219	5.7%

Operating Earnings (1)	$3,864	$1,236	212.6%	$3,825	$3,019	26.7%
% of Revenues	3.2%	1.1%		5.1%	4.3%

(1)	A non-GAAP financial measurement which represents earnings before gain on disposal of assets, net corporate interest expense, stock option expense, and income taxes.

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005
(In Thousands)

	Unaudited	*
	September 30	December 31
	2006	2005
Assets

Current Assets:
Cash and Cash Equivalents	$68,778	$49,441
Accounts Receivable, Net	163,975	163,087
Unbilled Revenues, Net	112,499	109,319
Prepaid Expenses and Other Current Assets	18,958	14,964

Total Current Assets	364,210	336,811

Property and Equipment, at Cost	135,079	150,008
Less Accumulated Depreciation	(100,942)	(113,071)

Net Property and Equipment	34,137	36,937

Other Assets:
Goodwill, Net	111,031	110,035
Capitalized Software Costs, Net	34,764	33,068
Deferred Income Tax Asset	37,979	38,217
Other	19,597	16,596
Total Other Assets	203,371	197,916

Total Assets	$601,718	$571,664

Liabilities and Shareholders’ Investment

Current Liabilities:
Short-Term Borrowings	$31,176	$28,888
Accounts Payable	39,243	42,434
Accrued Liabilities	84,652	78,047
Self-Insured Risks	15,158	17,664
Accrued Income Taxes	20,848	17,880
Deferred Revenues	19,990	19,608
Current Installments of Long-Term Debt and Capital Leases	366	6,441

Total Current Liabilities	211,433	210,962

Noncurrent Liabilities:
Long-Term Debt To Be Refinanced	50,000	—
Long-Term Debt and Capital Leases, Less Current Installments	1,143	45,810
Deferred Revenues	10,217	10,409
Self-Insured Risks	11,184	9,122
Postretirement Medical Benefit Obligation	4,243	4,569
Minimum Pension Liabilities	104,444	101,406
Other	14,265	10,355

Total Noncurrent Liabilities	195,496	181,671

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	24,786	24,293
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-in Capital	9,917	6,311
Unearned Stock-Based Compensation	—	(37)
Retained Earnings	209,189	202,351
Accumulated Other Comprehensive Loss	(73,800)	(78,584)

Total Shareholders’ Investment	194,789	179,031

Total Liabilities and Shareholders’ Investment	$601,718	$571,664

*	Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA 30302 (404) 256-0830
CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2006 and September 30, 2005
Unaudited
(In Thousands)

	2006	2005
Cash Flows From Operating Activities:
Net Income	$16,309	$6,929
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization Expenses	14,381	14,335
Stock-Based Compensation Expense	2,249	181
Loss on Sales of Property and Equipment, net	104	75
Gain on Sale of Investigations Unit	(3,069)	—
Changes in Operating Assets and Liabilities, net of effects of acquisitions:
Accounts Receivable, net	1,790	3,858
Unbilled Revenues, net	(575)	(2,771)
Accrued or Prepaid Income Taxes	2,945	(5,369)
Accounts Payable and Accrued Liabilities	(2,444)	(3,606)
Deferred Revenues	197	(1,802)
Accrued Retirement Costs	1,344	386
Prepaid Expenses and Other	(1,661)	(990)

Net Cash Provided by Operating Activities	31,570	11,226

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment, net	(9,044)	(10,353)
Capitalization of Computer Software Costs	(7,170)	(4,796)
Proceeds from 2004 Sale of Undeveloped Land	—	7,562
Proceeds from Sale of Corporate Headquarters	8,000	—
Proceeds from Sale of Investigations Unit	3,000	—
Payments for Equity Investments/Prior Acquisitions	(388)	(121)
Prepaid Acquisition Costs for Broadspire Services	(1,184)	—

Net Cash Used in Investing Activities	(6,786)	(7,708)

Cash Flows From Financing Activities:
Dividends Paid	(8,869)	(8,805)
Proceeds from Stock Issued to Employees Under Incentive Plans	1,883	593
Increase (Decrease) in Short-Term Borrowings, Net	1,471	(960)
Payments on Long-Term Debt and Capital Lease Obligations	(840)	(1,397)

Net Cash Used in Financing Activities	(6,355)	(10,569)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	908	(344)

Increase (Decrease) in Cash and Cash Equivalents	19,337	(7,395)
Cash and Cash Equivalents at Beginning of Period	49,441	43,571

Cash and Cash Equivalents at End of Period	$68,778	$36,176